                                                                   EXHIBIT 10.48

                           THIRD AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

         This Third Amendment to Amended and Restated Credit Agreement ("Amendment") dated as of February 6, 2003, is made by and among NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP, a Washington limited partnership ("NCP Eight") and U.S. BANK NATIONAL. ASSOCIATION, a national banking association, as successor, by merger, to U.S. Bank of Washington, National Association ("U.S. Bank"), as agent for Lenders (in such capacity "Agent") -

                                    RECITALS:

         A. NCP Eight and U.S. Bank entered into that certain Amended and Restated Credit Agreement dated January 4, 1996, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated March 30, 1998, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated June 24, 2002 (the "Credit Agreement").

         B. NCP Eight and U.S. Bank have agreed to amend the terms and conditions of the Credit Agreement so as to extend the maturity date of the Loan to June 30, 2004.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

         As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein or as the context requires.

                     ARTICLE II- MODIFICATION OF LOAN TERMS

         Section 2.2 Repayment. Section 3.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  3.5 Repayment. Interest on the Third Replacement Note shall be paid Quarterly, except with respect to LIBOR Rate Loans for which interest shall be paid either on the 90th day after the borrowing, renewal, or conversion date with respect to such LIBOR Rate Loan, or at the end of each Interest Period, whichever is sooner. For example, if an Interest Period expires more than 90 days after the borrowing, renewal, or conversion date with respect to such LIBOR Rate Loan, interest shall be paid on the 90th day and at the expiration of the Interest Period. The principal balance of the Loan outstanding as of the date of this Amendment shall be paid in Quarterly installments of $200,000, with the entire balance due and payable on June 30, 2004.

         Section 2.3 Replacement Note. The Loan shall he evidenced by a Third Replacement Note in the form attached to this Amendment as Exhibit A (Third Replacement Note"). The Third Replacement Note shall be a "Note" for all PURPOSES of the Credit Agreement and the other Loan Documents and shall be in substitution for, but not in payment of: (a) that certain Second Replacement Note dated June 24, 2002, in the principal amount of $8,593,903.28 which shall be marked "replaced" by the Agent, (b) that certain Replacement Note dated March 30, 1998, in the principal amount of $10,925,000, which has been marked "replaced" by the Agent, and (c) that certain Renewal Revolving Note dated January 4, 1996, in the principal amount of $10,925,000 which has been marked `replaced" by the Agent. All three such replaced notes shall be retained by Agent until the Loan shall have been paid in full

                        ARTICLE IV - CONDITIONS PRECEDENT

         The modifications to the Credit Agreement and the other Loan Documents set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to Agent's satisfaction:

         (a) Agent shall have received this Amendment, the Third Replacement Note, and any other documents required by Agent to perfect or continue perfection of the liens and/or security interests granted by NCP Eight under the Security Agreement duly executed and delivered by the parties thereto.

         (b) Agent shall have received the following: (i) a duly executed partnership resolution of NCP Eight authorizing NCP Eight's execution, delivery and performance of this Amendment. and (ii) a certificate executed by NCP Eight certifying that NCP Eight's limited partnership agreement has not been amended or altered since NCP Eight delivered a copy of the agreement to Agent.

         (c) NCP Eight shall have paid to Agent (i) all fees and expenses (including attorneys fees) incurred in connection with this Amendment, and (ii) an extension fee in the amount of Two Thousand Five Hundred and No/100ths Dollars ($2,500.00).

                            ARTICLE V - MISCELLANEOUS

         Section 5.1 Representations and Warranties. NCP Eight hereby represents and warrants to Agent that as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of NCP Eight contained in the Credit Agreement or any other Loan Document, or otherwise made in connection therewith or herewith are true and correct as of the date of this Amendment.

         Section 5.2 Security. The parties hereto agree that all Loan Documents, whether creating, evidencing. or perfecting Lenders' security interests and liens against the collateral, including without limitation the Amendment to Security Agreement, the Security Agreement, the Franchise Assignment, the NCC Subordination Agreement, and all financing statements (a) shall remain in full force and effect, (b) shall secure the loan, as amended, and all other Obligations of NCP Eight under the Credit Agreement and the other Loan Documents, and (c) are enforceable without defense, offset, or counterclaim.

         Section 5.3 Payment of Expenses- NCP Eight shall pay on demand all costs and expenses of Agent and Lenders incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including without limitation reasonable attorneys fees.

         Section 5.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

         Section 5.5 Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Credit Agreement as of the date first above written.


NCP EIGHT:                                            AGENT:
NORTHLAND CABLE PROPERTIES                            U.S. BANK NATIONAL ASSOCIATION
EIGHT LIMITED PARTNERSHIP, a
Washington limited partnership

BY:   Northland Communications                        /s/ JEFFREY MILLER, VICE PRESIDENT
      Corporation, a Washington corporation,          ----------------------------------
      its Managing General Partner


                                                      LENDER:
      By: /s/ GARY S. JONES                           U.S. BANK NATIONAL ASSOCIATION
          -----------------
      Title: President
                                                      /s/ JEFFREY MILLER, VICE PRESIDENT
                                                      ----------------------------------

